Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Petroleum Corporation, a Delaware corporation, hereby constitutes and appoints Gary R. Heminger, Donald C. Templin and Michael G. Braddock, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place, and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 2011 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, a Form 12b-25 with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of February, 2012.

/s/ Gary R. Heminger Gary R. Heminger President, Chief Executive Officer and Director (principal executive officer)	/s/ Donald C. Templin Donald C. Templin Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Michael G. Braddock Michael G. Braddock Vice President and Controller (principal accounting officer)	/s/ Evan Bayh Evan Bayh Director

/s/ David A. Daberko David A. Daberko Director	/s/ William L. Davis William L. Davis Director

/s/ Donna A. James Donna A. James Director	/s/ Charles R. Lee Charles R. Lee Director

/s/ Seth E. Schofield Seth E. Schofield Director	John W. Snow Director

/s/ John P. Surma John P. Surma Director	/s/ Thomas J. Usher Thomas J. Usher Chairman of the Board and Director